As filed with the Securities and Exchange Commission on February 28, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

COMMERCIAL METALS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	75-0725338
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	75039 (Zip Code)

Commercial Metals Company 2013 Long-Term Equity Incentive Plan

(Full Title of the Plan)

Ann J. Bruder, Esq.

Senior Vice President and General Counsel

6565 N. MacArthur Blvd.

Irving, Texas 75039

(214) 689-4300

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	15,750,000 shares (1)	$16.33(2)	$257,197,500 (2)	$35,081.74(2)

(1)	Reflects shares of common stock, par value $0.01 per share (the “Common Stock”), of Commercial Metals Company, a Delaware corporation (the “Registrant”), being registered hereunder that may be issued pursuant to the Commercial Metals Company 2013 Long-Term Equity Incentive Plan (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of securities as may become issuable because of the provisions of the Plan, relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(2)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $16.33 per share represents the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on February 21, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(1) the Registrant’s annual report on Form 10-K for the fiscal year ended August 31, 2012, filed with the Commission on October 30, 2012;

(2) the Registrant’s quarterly report on Form 10-Q for the quarter ended November 30, 2012, filed with the Commission on January 9, 2013;

(3) the Registrant’s current reports on Form 8-K filed with the Commission on each of December 7, 2012 and January 30, 2013 (other than the portions of such documents deemed not to be filed); and

(4) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 1, 2011, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of Common Stock being sold in this offering will be passed upon for the Registrant by Ann J. Bruder, Senior Vice President and General Counsel of the Registrant. Ms. Bruder is eligible to participate in the Plan.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) permits the Registrant to indemnify any of its directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of any action (other than an action by or in the right of the Registrant) arising by reason of the fact that a person is or was an officer or director of the Registrant if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Section 145 of the DGCL also permits the Registrant to indemnify any such officer or director against expenses incurred in an action by or in the right of the Registrant if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except in respect of any matter as to which such person is adjudged to be liable to the Registrant, in which case, court approval must be sought for indemnification. This statute requires indemnification of such officers and directors against expenses to the extent they have been successful on the merits or otherwise in defending any such action. This statute provides that indemnification and advancement of expenses under the statute shall not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The statute permits the purchase of liability insurance by the Registrant on behalf of officers and directors, and the Registrant has purchased such insurance.

The Registrant’s Restated Certificate of Incorporation, as amended (the “Charter”), generally requires the Registrant to indemnify its directors and officers as provided under Section 145 of the DGCL. However, in the case of any action brought by or in the right of the Registrant, no director or officer is entitled to indemnification in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director’s or officer’s duty to the Registrant except to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnification for expenses deemed proper by the court. In addition, the Charter eliminates the liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Article XI of the Registrant’s Second Amended and Restated Bylaws (the “Registrant Bylaws”) requires indemnification to the fullest extent permitted by Delaware law of any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer or trustee of any other enterprise. Article XI of the Registrant Bylaws also generally grants such persons the right to be paid by the Registrant the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition. The rights to indemnification and advancement of expenses provided for in Article XI of the Registrant Bylaws is expressly not exclusive of any other rights to which any person may be entitled under any statute, the Charter, bylaws, agreement, vote of stockholders or directors or otherwise.

In addition, the Registrant has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Registrant has agreed to indemnify and advance expenses to such persons to the fullest extent permitted by law.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

ITEM 9.	UNDERTAKINGS

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, in the County of Dallas, State of Texas, on the 28th day of February, 2013.

COMMERCIAL METALS COMPANY

By:	/s/ Joseph Alvarado
Joseph Alvarado Chairman of the Board, President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

The undersigned hereby severally constitute and appoint Joseph Alvarado and Ann J. Bruder, our true and lawful attorney-in-fact and agent, with full power of substitutions and resubstitutions, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/S/ JOSEPH ALVARADO Joseph Alvarado	Chairman of the Board President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2013

/S/ BARBARA R. SMITH Barbara R. Smith	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 28, 2013

/S/ ADAM R. HICKEY Adam R. Hickey	Vice President and Controller (Principal Accounting Officer)	February 28, 2013

/S/ ANTHONY A. MASSARO Anthony A. Massaro	Director	February 28, 2013

/S/ HAROLD L. ADAMS Harold L. Adams	Director	February 28, 2013

/S/ RHYS J. BEST Rhys J. Best	Director	February 28, 2013

/S/ ROBERT L GUIDO Robert L. Guido	Director	February 28, 2013

/S/ RICHARD B. KELSON Richard B. Kelson	Director	February 28, 2013

/S/ RICK J. MILLS Rick J. Mills	Director	February 28, 2013

/S/ SARAH E. RAISS Sarah E. Raiss	Director	February 28, 2013

/S/ J. DAVID SMITH J. David Smith	Director	February 28, 2013

/S/ JOSEPH C. WINKLER Joseph C. Winkler	Director	February 28, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation (filed as Exhibit 3(i) to the Registrant’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.2	Certificate of Amendment of Restated Certificate of Incorporation dated February 1, 1994 (filed as Exhibit 3(i)(a) to the Registrant’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.3	Certificate of Amendment of Restated Certificate of Incorporation dated February 17, 1995 (filed as Exhibit 3(i)(b) to the Registrant’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.4	Certificate of Amendment of Restated Certificate of Incorporation dated January 26, 2006 (filed as Exhibit 3(i) to the Registrant’s Form 10-Q for the quarter ended February 28, 2006 and incorporated herein by reference).

4.5	Certificate of Designation, Preferences and Rights of Series A Preferred Stock (filed as Exhibit 2 to the Registrant’s Form 8-A filed August 3, 1999 and incorporated herein by reference).

4.6	Second Amended and Restated Bylaws (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed October 25, 2010 and incorporated herein by reference).

4.7	Indenture between Commercial Metals Company and Chase Manhattan Bank dated as of July 31, 1995 (filed as Exhibit 4.1 to the Registrant’s Registration Statement No. 33-60809 on July 18, 1995 and incorporated herein by reference).

4.8	Form of Note for Commercial Metals Company’s 5.625% Senior Notes due 2013 (filed as Exhibit 4(i)(j) to the Registrant’s Registration Statement No. 33-112243 on January 27, 2004 and incorporated herein by reference).

4.9	Form of Note for Commercial Metals Company’s 6.50% Senior Notes due 2017 (filed as Exhibit 4(i)(e) to the Registrant’s Form 10-K for the fiscal year ended August 31, 2007 and incorporated herein by reference).

4.10	Form of Note for Commercial Metals Company’s 7.35% Senior Notes due 2018 (filed as Exhibit 4(i)(g) to the Registrant’s Form 10-K for the fiscal year ended August 31, 2008 and incorporated herein by reference).

4.11	Supplemental Indenture, dated as of November 12, 2003, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and JPMorgan Chase Bank (filed as Exhibit 4(i)(e) to the Registrant’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.12	Supplemental Indenture, dated as of July 17, 2007, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and The Bank of New York Mellon Trust Company, N. A. (filed as Exhibit 4.1 to the Registrant’s Form 8-K filed July 17, 2007 and incorporated herein by reference).

4.13	Supplemental Indenture, dated as of August 4, 2008, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and The Bank of New York Mellon Trust Company, N. A. (filed as Exhibit 4.1 to the Registrant’s Form 8-K filed August 5, 2008 and incorporated herein by reference).

4.14	Commercial Metals Company 2013 Long-Term Equity Incentive Plan (filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed December 10, 2012 and incorporated herein by reference).

*5.1	Opinion of Ann J. Bruder with respect to validity of issuance of securities.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Ann J. Bruder (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of the Registration Statement).

*	Each document marked with an asterisk is filed herewith.